EXHIBIT e

                         AETNA VARIABLE PORTFOLIOS, INC.
                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

                         AETNA VARIABLE PORTFOLIOS, INC.
                   AMENDED AND RESTATED UNDERWRITING AGREEMENT

THIS AGREEMENT, is entered into this 30th day of June, 2001, by and between Aeltus Capital, Inc., a Connecticut corporation ("ACI"), and Aetna Variable Portfolios, Inc., a Maryland corporation ("Fund") on behalf of its investment portfolios (the "Portfolios").

WHEREAS, the Fund is an open-end management investment company registered with the Securities and Exchange Commission ("Commission") under the Investment Company Act of 1940, as amended ("1940 Act") authorized to issue shares of distinct investment portfolios; and

WHEREAS, the Fund has registered the shares of its common stock ("Shares") in its Portfolios for offer and sale to the public under the Securities Act of 1933, as amended; and

WHEREAS, the Fund wishes to retain ACI, and ACI is willing to act, as principal underwriter in connection with the offer and sale of the Shares; and

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, the parties agree as follows:

1. APPOINTMENT OF UNDERWRITER. The Fund hereby appoints ACI and ACI hereby accepts appointment as principal underwriter in connection with the distribution of the Shares. The Fund authorizes ACI to solicit orders for the purchase of the Shares as set forth in the registration statement currently effective with the Commission for the Shares. It is understood that the Shares are offered through variable annuity contracts and variable life insurance policies issued by affiliates of ACI.

2. COMPENSATION. As compensation for providing services under this Agreement, ACI shall receive from each Portfolio or class thereof a distribution fee at the rate and under the terms and conditions of the Distribution Plan ("Plan") adopted by the Fund with respect to such Portfolio or class thereof, as such Plan is in effect from time to time, and subject to any further limitations on such fee as the Board of Directors of the Fund ("Board") may impose. ACI may transfer the right to payments hereunder (but not its obligations) in order to raise funds to cover distribution expenses, and any such transfer will be effective upon written notice from ACI to the Fund. In connection with the foregoing, the Fund may pay all or part of the distribution fee directly to the transferee as directed by ACI. In the event this Agreement is terminated in accordance with Section 9 below, ACI still will be entitled to receive the distribution fee payable on any Shares sold by ACI through the date of the termination, provided that the Plan and the Multiple Class Plan adopted by the Fund continue to be in effect.

3. ACI EXPENSES. ACI shall be responsible for any costs of printing and distributing such sales literature, reports, forms and advertisements in connection with the sale of Shares as it elects to prepare, provided such materials comply with the applicable provisions of federal and state law.

4. FUND EXPENSES. The Fund shall be responsible for the costs of registering the Shares with the Commission and for the costs of preparing prospectuses, statements of additional information and such other documents as are required to maintain the registration of the Shares with the Commission.

5. SHARE CERTIFICATES.  The Fund shall not issue certificates representing
Shares.

6. STATUS OF UNDERWRITER AND OTHER PERSONS. ACI is an independent contractor and shall be agent for the Fund only in respect to the sale and redemption of the Shares. Any person, even though also an officer, director, employee or agent of ACI, who may be or become an officer, director, employee or agent of the Fund, shall be deemed, when rendering services to the Fund or acting in any business of the Fund, to be rendering such services to or acting solely for the Fund and not as an officer, director, employee or agent or one under the control or direction of ACI even though paid by ACI.

7. NONEXCLUSIVITY. The services of ACI to the Fund under this Agreement are not to be deemed exclusive, and ACI shall be free to render similar services or other services to others and to engage in other activities related or unrelated to those provided under this Agreement.

8. EFFECTIVENESS AND TERMINATION OF AGREEMENT. This Agreement shall become effective at the close of business on the date set forth in the first paragraph of this Agreement and shall remain in force and effect, through December 31, 2001, unless earlier terminated under the provisions of Section 9. Following the expiration of its initial term, the Agreement shall continue in force and effect for one year periods, provided such continuance is specifically approved at least annually by the Board, or by the vote of a majority of the Fund's outstanding voting securities (as defined in Section 2(a)(42) of the 1940 Act).

9. TERMINATION. This Agreement may be terminated at any time, without the payment of any penalty, by ACI, or by the Fund upon the vote of a majority of its Directors who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by vote of a majority of the outstanding Shares, on not more than sixty (60) days' written notice to the other party. This Agreement will automatically terminate in the event of its assignment.

10. LIABILITY OF ACI. ACI shall be liable to the Fund and shall indemnify the Fund for any losses incurred by the Fund, to the extent that such losses resulted from an act or omission on the part of ACI or its officers, directors or employees in carrying out its duties hereunder, that is found to involve willful misfeasance, bad faith, negligence, or reckless disregard by ACI of its duties under this Agreement.

11. AMENDMENTS. This Agreement may be amended or changed only by an instrument in writing signed by both parties.

12. APPLICABLE LAW. This Agreement shall be construed in accordance with the laws of the State of Connecticut and the 1940 Act. To the extent that the applicable laws of the State of Connecticut conflict with the applicable provisions of the 1940 Act, however, the latter shall control.

13. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered, mailed postage paid, or sent by other delivery service, or by facsimile transmission to each party at such address as each party may designate for the receipt of notice. Until further notice, such addresses shall be:

         IF TO ACI:

         10 State House Square, SH11
         Hartford, Connecticut 06103-3602
         Fax number: 860/275-4440

         IF TO THE FUND:

         10 State House Square, SH11
         Hartford, Connecticut 06103-3602
         Fax number: 860/275-2158

14. QUESTIONS OF INTERPRETATION. This Agreement shall be governed by the laws of the State of Connecticut. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States Courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act reflected in the provisions of this Agreement is revised by rule, regulation or order of the Commission, such provisions shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officers on the date set forth above.

                              AELTUS CAPITAL, INC.

                              By: /s/ Frank J. Litwin
                                 ----------------------------------------------

                              Name: Frank J. Litwin
                                   --------------------------------------------

                              Title: Executive Vice President
                                    -------------------------------------------

ATTEST:

/s/ Michael Gioffre
----------------------
Michael Gioffre
Secretary                     AETNA VARIABLE PORTFOLIOS, INC.

                              By: /s/ J. Scott Fox
                                 ----------------------------------------------

                              Name: J. Scott Fox
                                   --------------------------------------------

                              Title: President
                                    -------------------------------------------

ATTEST:

/s/ Robin Stevens
------------------------------
Robin Stevens
Assistant Secretary